UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 28, 2012

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Provectus Pharmaceuticals, Inc. (the "Company") held its annual meeting of stockholders on Thursday, June 28, 2012.

(b)	At the annual meeting, the Company's stockholders voted on four proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company's stockholders elected the following directors for a term of one year. There were 42,195,732 broker non-votes with respect to the proposal.

Nominee	For	Withheld
H. Craig Dees, Ph.D.	35,391,511	1,954,206
Timothy C. Scott, Ph.D.	35,380,961	1,964,756
Kelly M. McMasters, M.D., Ph.D.	35,441,767	1,903,950
Alfred E. Smith, IV	35,445,867	1,899,850

While Eric A. Wachter was nominated to the Company's Board of Directors (the "Board"), subsequent to the delivery of the Company's proxy statement to the Company's stockholders in connection with the Company's annual meeting, Dr. Wachter resigned from the Board effective May 14, 2012.  Jan E. Koe was appointed to the Board on May 14, 2012 to fill the vacancy created by Dr. Wachter's resignation, as disclosed in the Company's Form 8-K filed with the Commission on May 14, 2012.

Proposal 2.  The Company's stockholders approved the Company's 2012 Stock Plan. There were 42,195,732 broker non-votes with respect to the proposal.

For	Against	Abstain
31,005,697	5,973,390	366,630

Proposal 3.  The Company's stockholders approved the advisory vote on the compensation of the Company's named executive officers. There were 42,195,732 broker non-votes with respect to the proposal.

For	Against	Abstain
26,928,812	7,601,273	2,815,632

Proposal 4.  The Company's stockholders ratified the selection of BDO USA, LLP as the Company's independent auditor for 2012. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
78,060,459	649,660	831,330

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 2012

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer